UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 6, 2004
 Date of Report (Date of earliest event reported):

COMMERCE ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32979	94-3392885
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Market Street, Steuart Tower
Suite 526
San Francisco, CA 94105
(Address of principal executive offices including zip code)

(415) 644-8700
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 6, 2004, Commerce One, Inc. and its wholly-owned subsidiary, Commerce One Operations, Inc., conducted an auction of their assets at a hearing before the United States Bankruptcy Court for the Northern District of California (the "Bankruptcy Court") in connection with its bankruptcy petition, Case Number 04-32820-DM-11. At the hearing, JGR Acquisition, Inc. ("JGR") submitted the winning bid of $15.5 million to purchase certain of our web service patents and ComVest submitted the winning bid of $4.1 million to purchase substantially all of our remaining assets, which was a credit bid of a portion of debt we owed to ComVest. In connection with the sale of our web service patents, we will enter into a patent purchase agreement with JGR. JGR also will enter into a patent license agreement with Commerce One Operations, Inc., which agreement will be assigned to ComVest in connection with the sale of our remaining assets. We expect the closing of the sales of our assets to be concluded by the end of this week. We expect to wind down our operations after we conclude the sales of our assets.

As of December 6, 2004 after the conclusion of the asset sales, we estimate that our total liabilities owed to our creditors totaled approximately $6.6 million, including approximately $1.0 million owed to ComVest. Our total liabilities will continue to increase over time as additional claims may be made against the estate. Based on the amount of the winning bid on the sale of the web service patents at today's hearing, we expect to be able to cover the liabilities owed to our creditors and the administrative and other costs associated with the bankruptcy proceeding. Amounts remaining after making such payments to our creditors will be paid to our stockholders.

Forward Looking Statements

This current report on Form 8-K includes forward-looking statements within the meaning of the securities laws. These forward-looking statements include statements concerning expectations regarding our ability to conclude the sales of our assets and the expected closing of the sales, the size of our debts and obligations, our ability to meet all of our debts and obligations, our intention to enter into a patent license agreement and a patent purchase agreement, and our plan to wind down our operations. These statements reflect the current views and assumptions of Commerce One, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These factors include, but are not limited to, the following: our ability to conclude the sales of our assets; the extent of our liabilities; the potential for our liabilities to increase and for further claims to be made against us; other external factors, including economic, political and other global conditions; and various other risks including, without limitation, those discussed in Commerce One's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2003 and its quarterly report on Form 10-Q for the quarter ended June 30, 2004. The information provided in this current report on Form 8-K is current as of the date of its publication. Commerce One expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE ONE, INC.

/s/ Peter Seidenberg
Peter Seidenberg
Senior Vice President and Chief Financial Officer

Date: December 6, 2004